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                                                                   EXHIBIT 10.22

                                 PROMISSORY NOTE

PRINCIPAL $500,000.                                    DATE: SEPTEMBER 22, 2000.

     1. PRINCIPAL AND INTEREST. Ampersand Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with offices at 414 N. Orleans St., Suite 510, Chicago, Illinois, 60610 for value received, hereby promises to pay to the order of Azimuth Corporation (the "Holder"), with offices at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, or any successor in interest in lawful money of the United States at the address of the Holder set forth below, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000) one year from the date hereof (the "Maturity Date"), together with simple interest from the date hereof, computed on the basis of a 365-day year from the date of original issuance until the Maturity Date, or such earlier payment date as described below, at the rate of 15% per annum.

     2. PREPAYMENT. The principal amount of the Note, plus any accrued interest due thereon, may be prepaid in its entirety at any time after the expiration of a period of 180 days from the original issue date of the Note. The Company shall provide written notification to the Holder of its intention to prepay the Note. Such written notification shall be made to the Holder not less than 15 business days prior to the intended prepayment date.

     3. CONVERSION. If the Company provides written notification to the Holder of its intention to prepay the Note and accrued interest due thereon in accordance with the terms of the Section 2., above, the Holder may, at his/her option, upon notice to the Company elect to convert the Note plus accrued interest due thereon into shares of Common Stock of the Company at a Conversion Rate described in Section 4., below. In the absence of a prepayment notification, the Holder may, after the expiration of a period of 180 days from the original issue date of the Note, at his/her option, upon notice to the Company elect to convert the Note plus accrued interest due thereon into shares of Common Stock of the Company.

     4. CONVERSION RATE. Subject to compliance with Section 3., above, the principal of the Note plus accrued interest due thereon, shall be convertible into shares of Common Stock of the Company at the Conversion Rate (the "Conversion Rate") of One Dollar ($1.00) per share, subject to adjustment as described in Section 5., below.

     5. RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which the Note is convertible into the same or a different number of securities of any class or classes of securities of the Company, or exchange any such securities in a merger or acquisition for securities or property of another Company, the Holder shall be entitled to the same rights in such new securities or property as the Holder would have been entitled to if immediately prior to such change the Holder had acquired shares of Common Stock into which the Note is convertible.


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     6. USE OF PROCEEDS. The proceeds of the Note shall be use to (i) make
License payments under a certain Technology and Development License between the Company and Invirion, Inc.; (ii) fund payments required under a settlement agreement between the Company and its former legal counsel; and, (iii) fund the payment of an earnest money deposit under an agreement between the Company and AccuMed International, Inc relating to the merger of the two companies, and for no other purpose.

     7. GOVERNING LAW. The Note is delivered in and shall be construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws provisions thereof.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.

AMPERSAND MEDICAL CORPORATION



BY:________________________________

NAME:  LEONARD R. PRANGE
TITLE: PRESIDENT, COO/CFO